EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the common stock of CinCor Pharma, Inc. dated as of September 26, 2022 is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: September 26, 2022

VENBIO GLOBAL STRATEGIC FUND III, L.P.

	By:	VENBIO GLOBAL STRATEGIC GP III, L.P.
General Partner

	By:	venBio Global Strategic GP III, Ltd.
General Partner
	By:	*
Director

VENBIO GLOBAL STRATEGIC GP III, L.P.

	By:	VENBIO GLOBAL STRATEGIC GP III, LTD.
General Partner

	By:	*
Director

VENBIO GLOBAL STRATEGIC GP III, LTD.

	By:	*
Director

*
Robert Adelman

*
Corey Goodman

	*By:	/s/ David Pezeshki
David Pezeshki
As attorney-in-fact

This Agreement was executed by David Pezeshki on behalf of the individual listed above pursuant to a Power of Attorney, a copy of which is attached as Exhibit 2 to the original Schedule 13G filed with the U.S. Securities and Exchange Commission on October 6, 2020.